AMENDMENT NO.1 TO STOCKHOLDERS AGREEMENT

                                  July 28, 2000


     The Stockholders Agreement dated February 28, 2000 among YouthStream Media Networks, Inc., a Delaware corporation (the "Company"), Benjamin Bassi ("Bassi"), William Townsend, Mark Palmer, Harlan D. Peltz, individually ("Peltz"), and Harlan D. Peltz, as voting trustee (the "Trustee") under a voting trust agreement dated February 28, 2000, is amended by deleting section 3.2(c) and substituting the following:

               "(c) None of the Stockholders, other than Bassi or Peltz (individually), any make any transfer of Shares pursuant to section 3.2(a) or (b) unless (i) the number of Shares that would be transferred, when aggregated with the number of Shares previously transferred by that Stockholder and all persons to whom he has transferred shares pursuant to sections 3.2(a) and clauses (i) and
          (ii) of 3.2(b) during the six-month period ending on the date of the proposed transfer, does not exceed 10% of the number of Shares beneficially owned by that Stockholder on February 28, 2000, as set forth in the second paragraph of this agreement, and (ii) at least 15 days prior to the transfer, the transferor shall have given notice to Peltz and Bassi of the Proposed transfer. This provision shall not apply to Bassi or Peltz, who shall be bound by the restrictions in section 3.2(d).

               "(d) Until January 31, 2002, no transfer of Shares may be made by Bassi or Peltz (individually), pursuant to section 3.2(a) or clause
          (i) or (ii) of section 3.2(b) unless (i) the number of Shares that would be transferred, when aggregated with the number of Shares previously transferred by him and all persons to whom he has transferred shares pursuant to sections 3.2(a) and clauses (i) and
          (ii) of section 3.2(b) during the six-month period ending on the date of the proposed transfer, does not exceed 5% of the number of Shares beneficially owned by him on February 28, 2000, as set forth in the second paragraph of this agreement, and (ii) at least 15 days prior to the transfer, the transferor shall have given notice to the other of them of the proposed transfer. After January 31, 2002, the restriction on transfer of Shares under this provision shall cease to apply.


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               (e) Notwithstanding anything to the contrary in this agreement, no transfer of Shares may be made by any Stockholder pursuant to section 3.2(a) or clause (i) or (ii) of section 3.2(b) unless, prior to the transfer, the transferor shall have provided the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company, that an exemption from registration under the 1933 Act applies to the transfer."


YOUTHSTREAM MEDIA NETWORKS, INC.


By: /s/ JAMES LUCCHESI
-------------------------------------
Name:  JAMES LUCCHESI
Title: CEO


/s/ HARLAN D. PELTZ
-------------------------------------
Harlan D. Peltz


/s/ BENJAMIN BASSI
-------------------------------------
Benjamin Bassi